AGREEMENT TO AMEND NOTES AND SECURITY AGREEMENTS

This Agreement to Amend Notes and Security Agreements ("Agreement") is dated and effective as of June 15, 2018, by and between Geospatial Corporation, a Nevada corporation (the "Company"), and the Company's wholly-owned subsidiary, Geospatial Mapping Systems, Inc., a Delaware corporation ("Mapping Systems Inc."), and David M. Truitt, an individual resident of Virginia ("Purchaser"). The Company, including where applicable Mapping Systems Inc., and the Purchaser are collectively referred to as the "Parties".

RECITALS

A.The Company issued and sold to Purchaser a Secured Promissory Note dated April 2, 2015 in the principal amount of $1,000,000, which was amended pursuant to an Agreement and Amendment dated as of January 27, 2016 (as amended, the "First Note").

B.The Company issued and sold to Purchaser a Secured Promissory Note dated January 27, 2016 in the principal amount of $250,000.00 (the "Second Note").

C.The Company issued and sold to the purchaser a Secured Promissory Note dated December 14, 2016 in the principal amount of $100,000 (the "Third Note").

D.The First Note, the Second Note, and the Third Note (each a "Note"; collectively, the "Notes") are secured by a first priority security interest in (i) all of the Company's  assets pursuant to the terms of a Security Agreement dated as of April 2, 2015 between the Company and Purchaser (the "Security Agreement") and (ii) all of the assets of the Company's wholly owned subsidiary, Mapping Systems Inc. pursuant to the terms of a Security Agreement dated as of April 2, 2015 between Mapping Systems Inc. and Purchaser (the "Mapping Security Agreement").

E.The Notes were due and payable on June 1, 2018 and the Company has incurred an "Event of Default" as defined under the terms of the Notes, as amended, resulting from its failure to repay the Notes on the due date of June 1, 2018, for which the Company and Mapping Systems Inc. acknowledge that they have no defense, set off, counterclaim, discount or charge of any kind.

F.Purchaser is hereby agreeing to waive the Event of Default that occurred on June 1, 2018 and to extend the Maturity Date of the Notes to September 15, 2018, in consideration for the Company's agreement to seek additional capital and use at least fifty percent (50%) of all new capital raised on or after June 15, 2018, to pay the outstanding principal balance and accrued interest of the Notes until the Notes are paid in full, and to change the governing law, jurisdiction and venue to Fairfax County, Virginia so that Purchaser can accelerate any proceeding to foreclose on the assets of Company and Mapping Systems Inc. in the event of a subsequent Event of Default by Company with respect to payment of the Notes.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties, covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

1.Waiver of Event of Default. The Parties acknowledge that the Company incurred an Event of Default upon its failure to repay the Notes on the due date of June 1, 2018. The Purchaser agrees to waive this Event of Default and to extend the Maturity Date of the Notes from June 1, 2018 to September 15, 2018, in exchange for the covenant of Company and Mapping Systems Inc. in Section 2 below, the interest rate acknowledgement in Section 3 below, and the document modifications specified in Section 4 below.

2.Note Payment with Additional Capital Contributions. In exchange for the waiver of the default by Purchaser and Purchaser's agreement to extend the Maturity Date of the Notes, the Company and Mapping Systems Inc. both agree to exert commercial efforts to raise more capital from other investors, and if the Company and/or Mapping Systems Inc. is successful in their efforts to raise more capital from other investors, to use at least fifty percent (50%) of all new capital raised on or after June 15, 2018, to pay the outstanding principal balance and accrued interest of the Notes, which shall be paid concurrently with receipt of the additional capital, until the Notes are paid in full. In addition, Company and Mapping Systems Inc. agree to change the governing law, jurisdiction and venue of each of the Notes, the Security Agreement and the Mapping Security Agreement to Fairfax County, Virginia so that Purchaser can accelerate any proceeding to foreclose on the assets of Company and Mapping Systems Inc. in the event of a subsequent Event of Default by Company with respect to payment of the Notes, as further specified in Section 4 below. Company and Mapping Systems Inc. shall, if required by law, disclose the Note re-payment requirement to any future investor(s). Failure to remit payment to Purchaser of at least fifty percent (50%) of any new capital raised by Company and/or Mapping Systems, Inc., concurrent with the receipt of the additional capital, shall constitute an Event of Default under each of the Notes and shall entitle Purchaser to foreclose on the assets pursuant to the Security Agreement and the Mapping Security Agreement.

3.Interest. The Parties acknowledge that, subject to Section 4.2 of each Note, interest accrued on the unpaid principal amount of each Note at a fixed rate per annum of ten percent (10%) until January 31, 2017. Due to a prior Event of Default, from January 31, 2017 to August 31, 2017, each Note accrued interest at the penalty rate provided in the Notes of twenty percent (20%). Pursuant to an Agreement and Amendment dated August 31, 2017, the Parties agreed that after August 31, 2017, interest on the Notes would accrue on the unpaid principal amount and accrued unpaid interest at a fixed rate of fifteen percent (15%) per annum until the Notes were paid in full, unless there was another Event of Default, in which case the penalty rate of twenty percent (20%) would apply as of any subsequent Event of Default as provided in Section 4.2 of each Note, as amended. The Company acknowledges that another Event of Default occurred on June 1, 2018, that the interest rate on the Notes on and after June 1, 2018 increased to twenty percent (20%) as of June 1, 2018, and that twenty percent (20%) is the current interest rate for each of the Notes.

4.Amendments to the Notes, the Security Agreement and the Mapping Security Agreement.

(a)Section 2.1 of each Note, titled "Maturity Date" is amended to read as follows:

"This Note will mature and all unpaid principal and accrued and unpaid interest will be due and payable on the earlier of (a) September 15, 2018 (the "Maturity Date"), or (b) the occurrence of an Event of Default (as defined in Section 5)."

(b)Governing Law, Arbitration, Jurisdiction and Venue. Each Note, at Section 5, provides "This Agreement and the Note shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law and choice that would cause the laws of any other jurisdiction to apply. Any dispute or claim arising to or in any way related to this Agreement or the Note or the rights and obligations of each of the parties hereto shall be settled by binding arbitration in Pittsburgh, Pennsylvania. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner." The Parties agree to delete this provision in each of the Notes and replace this Section with the following: "This Agreement and the Note shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Virginia without giving effect to principles of conflicts of law and choice that would cause the laws of any other jurisdiction to apply as of June 15, 2018. Any dispute or claim arising or in any way related to this Agreement or the Note, or the rights and obligations of each of the parties, including any foreclosure action because of an Event of Default under the Note, shall be resolved in the applicable state court in Fairfax County, Virginia as of and after June 15, 2018. "

The Security Agreement and Mapping Security Agreement both contain a provision at Section 2(b) that provides "Code" shall mean the Uniform Commercial  Code as enacted  and  in effect in  the Commonwealth of Pennsylvania at the date of this Agreement" and  the  first  sentence  of Section 13 that provides "It is stipulated and agreed by Grantor and the  Lender  that  this Agreement shall be governed by and construed  in  accordance  with  the  laws  of  the Commonwealth of Pennsylvania without giving effect to principles of conflicts of  law." The Security Agreement and the Mapping Security Agreement are both modified to change Section 2(b) to provide "Code" shall mean the Uniform Commercial Code as enacted and in effect in the Commonwealth of Virginia as of June 15, 2018. " In addition, the first sentence of Section 13 of the Security Agreement and Mapping Security Agreement are modified to provide "It is stipulated and agreed by Grantor and the Lender that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to principles of conflicts of law as of June 15, 2018." The Parties also agree to add after the first sentence of Section 13 in both the Security Agreement and the Mapping Security Agreement "Both Parties agree that the jurisdiction and venue for purposes of any disputes, including a foreclosure action because of an Event of Default after June 15, 2018 shall be the applicable state court in Fairfax County, Virginia."

5.Representations and Warranties. The Company represents and warrants to Purchaser, as of the date of this Agreement, as follows:

(a)Organization and Standing. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to own and operate its properties and assets and to execute and deliver this Agreement.

(b)Authorization; Binding Obligation. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company has been taken. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

6.Confirmations. The Company confirms that the Notes, as amended, remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Agreement and the security interests granted pursuant to the Security Agreement and the Mapping Security Agreement shall continue unimpaired by this Agreement and remain in full force and effect, and nothing in this Agreement shall alter the first priority position of Purchaser or alter or modify any lien, security interest, mortgage, guarantee or pledge.

7.No Other Changes. Except as modified by this Agreement, each of the Notes, the Security Agreement and the Mapping Security Agreement shall remain in full force and effect and are ratified and confirmed by the Parties in all respects.

8.General Provisions.

(a)Governing Law; Venue and Jurisdiction. This Agreement, the Security Agreement, the Mapping Security Agreement and each of the Notes shall now be governed, construed and interpreted in accordance with the laws of the Commonwealth of Virginia without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply. Any dispute or claim arising or in any way related to this Agreement, the Security Agreement, the Mapping Security Agreement, or each of the Notes, or the rights and obligations of each of the Parties, including any foreclosure action because of an Event of Default under the Notes, shall be resolved in the applicable state court in Fairfax County, Virginia as of and after June 15, 2018.

(b)Indemnification. In consideration of Purchaser's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Purchaser from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether Purchaser is a party to the action for which indemnification is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by Purchaser as a result of, or arising out of, or relating to (a) any material misrepresentation by Company (or Mapping Systems Inc.) or any material breach of any covenant, agreement, obligation, representation or warranty by the Company (or Mapping Systems Inc.) contained in this Agreement, or (b) after any applicable notice and/or cure periods, any breach or default in performance by the Company (or Mapping Systems Inc.)

of any covenant or undertaking to be performed by the Company (or Mapping Systems Inc.). To the extent that the foregoing undertaking by the Company (or Mapping Systems Inc.) may be unenforceable for any reason, the Company and Mapping Systems Inc. shall each make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c)Successors and Assigns. This Agreement may not be assigned, conveyed or transferred by the Parties without the prior written consent of the other party. Subject to the foregoing, the rights and obligations of the Parties under this Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The terms and provisions of this Agreement are for the sole benefit of the Parties and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

(d)Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e)Amendment or Waiver. This Agreement, the Security Agreement, the Mapping Security Agreement and each of the Notes may only be amended, and any term or provision of this Agreement, the Security Agreement, the Mapping Security Agreement and each of the Notes may only be waived, (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Parties.

(f)Notices. All notices required or permitted shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iii) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company (including communications for Mapping Systems Inc.) and to Purchaser at the address set forth on a party's signature page or at another address as the Company or Purchaser may designate by ten (10) days' advance written notice to the other Party.

(g)Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(h)Counterparts. This Agreement may be executed in any number of counterparts (and by email with a PDF attachment), each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date set forth in the first paragraph.

PURCHASER: /s/ David M. Truitt David M. Truitt Address: 13241 Woodland Park Road Suite 610 Herndon, Va. 20171

GEOSPATIAL CORPORATION

By: /s/ Mark Smith

Mark Smith, CEO

Address:

229 Howes Run Road Sarver, Pa. 16055

GEOSPATIAL MAPPING SYSTEMS, INC.

By:/s/ Mark Smith

Mark Smith, CEO

Address:

229 Howes Run Road Sarver, Pa. 16055